Exhibit 21.1
SUBSIDIARIES OF WASTE SERVICES, INC.

December 31, 2008

JURISDICTION OF
NAME	INCORPORATION	OPERATING/TRADE NAMES
9180-1720 Quebec Inc.	Quebec	n/a

Capital Environmental Holdings Company	Nova Scotia	n/a

Freedom Recycling Holdings, LLC	Florida	Waste Services (expires Dec 31 2013) WSI (expires Dec 31 2013)

Jacksonville Florida Landfill, Inc.	Delaware	n/a

Omni Waste of Osceola County LLC	Florida	J.E.D. Landfill (expires Dec 31 2013) Waste Services (expires Dec 31 2013) WSI (expires Dec 31 2013)

Ram-Pak Compaction Systems Ltd.	Canada	Waste Check (expires Aug 20, 2012)

RIP, Inc.	Florida	n/a

Sanford Recycling and Transfer, Inc.	Florida	Waste Services (expires Dec 31 2013) WSI (expires Dec 31 2013)

SLD Landfill, Inc.	Delaware	Waste Services (expires Dec 31 2013) WSI (expires Dec 31 2013)

Sun Country Materials, LLC	Florida	Waste Services (expires Dec 31 2013) WSI (expires Dec 31 2013)

Taft Recycling, Inc.	Florida	Waste Services (expires Dec 31 2013) WSI (expires Dec 31 2013)

Waste Services (CA) Inc.	Ontario Extra-Provincially Registered in: Alberta British Columbia Manitoba Quebec Saskatchewan	A & B Portables (expires Feb.21/11)
Capital Environmental Resource (expires Feb.22/11)
Frith Regional Waste Systems (expires Feb.22/11)
John’s Cartage Waste Management Services (expires Feb.22/11)
Larue Waste & Recycling (expires Feb.22/11)
Maverick Waste Systems (expires Feb.22/11)
McGill Environmental Services (expires Feb.22/11)
Muskoka Containerized Services (expires Feb.22/11)
Waste Services (expires Feb.22/11)
WSI (expires Feb.22/11)
Turney Disposal (expires July20/11)
Nibourg Waste Management (expires Nov.1/11)
GAP (expires Oct.31/10)

Waste Services of Arizona, Inc.	Delaware	Arizona Waste Services (expires 20/07/09) Complete Waste Services (expires 02/04/09)

Waste Services of Florida Inc.	Delaware	Florida Recycling Services (expires Dec 31 2010)
Waste Services (expires Dec 31 2013)
WSI (expires Dec 31 2013)
Commercial Clean-up Enterprises (expires Dec 31 2013)
We Haul of South Florida (expires Dec 31 2013)